Exhibit 99.1

PRESS RELEASE

SiriusPoint appoints Martin Hudson to Board of Directors

HAMILTON, Bermuda, September 3, 2025 – SiriusPoint Ltd. (“SiriusPoint” or the “Company”) (NYSE: SPNT), a global specialty insurer and reinsurer, has today announced the appointment of Martin Hudson as Board Director, effective September 1, 2025.

Mr. Hudson has more than 40 years of international (re)insurance leadership experience, spanning underwriting, risk management, governance, and executive management. Since 2015, he has served as an Independent Non-Executive Director and Chair of the Board across a number of companies, including SiriusPoint International Insurance Corporation (publ).

He is also currently Independent Non-Executive Director at Liberty Mutual Managing Agency Ltd and Liberty Mutual Insurance Europe SE. Mr. Hudson has also served on the boards of Apollo Syndicate Management Ltd, MS Amlin Underwriting Ltd, Novae Syndicates Ltd, and Old Mutual Specialty Insurance.

Earlier in his career, Mr. Hudson held senior executive positions with Travelers Insurance, Mitsui Sumitomo Insurance Group, and Old Mutual Specialty Insurance. His leadership experience covers wholesale and retail insurance, specialty and reinsurance markets, and global operations across the US, UK, Europe, Canada, and Asia.

“Martin brings an exceptional track record in underwriting leadership, governance, and board stewardship across a number of organizations in our industry,” said Bronek Masojada, Chair of the Board, SiriusPoint. “His experience of working with businesses through both challenging remediation phases and successful growth strategies will be invaluable as we continue to strengthen SiriusPoint’s business and deliver long-term value for our shareholders.”

“I am delighted to be joining the Board of SiriusPoint,” Mr. Hudson said. “The Company has a strong platform, a clear strategy, and significant growth opportunities ahead. I look forward to working with my fellow directors and the leadership team to support SiriusPoint’s ambitions and help deliver value for shareholders, clients, and business partners.”

ENDS

About SiriusPoint

SiriusPoint is a global underwriter of insurance and reinsurance providing solutions to clients and brokers around the world. Bermuda-headquartered with offices in New York, London, Stockholm and other locations, we are listed on the New York Stock Exchange (SPNT). We have licenses to write Property & Casualty and Accident & Health insurance and reinsurance globally. Our offering and distribution capabilities are strengthened by a portfolio of strategic partnerships with Managing General Agents and Program Administrators. With approximately $2.8 billion total capital, SiriusPoint’s operating companies have a financial strength rating of A- (Excellent) from AM Best, S&P and Fitch, and A3 from Moody’s. For more information, please visit https://www.siriuspt.com/

Forward-Looking Statements

We make statements in this press release that are forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include, but are not limited to, the impact of general economic conditions and conditions affecting the insurance and reinsurance industry; the adequacy of our reserves; fluctuation in the results of operations; pandemic or other catastrophic event, such as the ongoing COVID-19 outbreak; uncertainty of success in investing in early-stage companies, such as the risk of loss of an initial investment, highly variable returns on investments, delay in receiving return on investment and difficulty in liquidating the investment; the costs, expense and difficulties of the integration of the operations of Third Point Reinsurance Ltd. and Sirius International Insurance Group, Ltd.; our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market and investment income fluctuations; trends in insured and paid losses; regulatory and legal uncertainties; and other risk factors described in SiriusPoint’s Annual Report on Form 10-K for the period ended December 31, 2024. Except as required by applicable law or regulation, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other circumstances after the date of this press release.

Contacts

Investor Relations

Liam Blackledge, SiriusPoint

Liam.Blackledge@siriuspt.com

+44 203 772 3082

Media

Sarah Hills, Rein4ce

sarah.hills@rein4ce.co.uk

+44 7718 882011